SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2007

ADUDDELL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-24684	73-1587867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 N.W. Expressway, Suite 1500 Oklahoma City, Oklahoma 73118
(Address of principal executive offices) (Zip Code)

(405) 810-2969
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 1.02  Termination of a Material Definitive Agreement.

On August 23, 2007, Aduddell Industries, Inc. (the “Company”) announced that it and the sellers of Hayden Building Maintenance Corporation and Hudson Valley Roofing and Sheet Metal, Inc. (collectively, the “Hayden Companies” ) jointly agreed to terminate that certain Stock Purchase Agreement dated December 29, 2006 (the "Agreement"), pursuant to which the Company would acquire the Hayden Companies. For more information regarding the Agreement, please refer to our Form 8-K filed on January 8, 2007. The Agreement was terminated effective August 17, 2007, with neither party having any continuing obligations to the other party.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release announcing joint termination of the Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUDDELL INDUSTRIES, INC.
/s/ Reggie Cook Reggie Cook Chief Financial Officer and Secretary
August 23, 2007

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	Press Release announcing joint termination of the Agreement	Filed herewith electronically

2